Exhibit 1.1

CLAROS MORTGAGE TRUST, INC.

UP TO $150 MILLION OF COMMON STOCK

(par value $0.01 per share)

AT-THE-MARKET SALES AGREEMENT

May 10, 2024

BTIG, LLC

65 East 55th Street

New York, NY 10022

J.P. Morgan Securities LLC

245 Park Avenue

New York, NY 10017

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, NY 10001

Ladies and Gentlemen:

Claros Mortgage Trust, Inc., a Maryland corporation (the “Company”) and Claros REIT Management LP, a Delaware limited partnership (the “Manager”) confirm their respective agreements (this “Agreement”) with BTIG, LLC, J.P. Morgan Securities LLC and Wells Fargo Securities LLC (each an “Agent,” collectively, the “Agents” and, together with the Company and the Manager, the “Parties”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell to or through the Agents, each as sales agent and/or principal, up to that number of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of $150,000,000 (the “Maximum Amount”); provided, however, that in no event shall the Company issue or sell to or through the Agents such number of Shares that would cause the Company to exceed the number of authorized but unissued shares of the Company’s Common Stock. Notwithstanding anything to the contrary contained herein, the Parties acknowledge and agree that compliance with the limitations set forth in this Section 1 on the Maximum Amount of Shares that may be issued and sold under this Agreement and any Terms Agreement (as defined below) shall be the sole responsibility of the Company, and that the Agents shall have no obligation in connection with such compliance. The Company agrees that whenever it determines to sell Shares directly to any of the Agents, as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially in a form to be agreed relating to such sale in accordance with Section 2(b) of this Agreement (each such transaction being referred to as a “Principal Transaction”). Each transaction pursuant to this Agreement in which the Company determines to sell Shares through any of the Agents, as sales agent, is hereinafter referred to as an “Agency Transaction.” The issuance and sale of Shares to or through the Agents will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which became effective upon filing with the U.S. Securities and Exchange Commission (the “Commission”) under Rule 462(e) under the Securities Act (as defined below).

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), with the Commission, not earlier than three years prior to the date hereof, an “automatic shelf registration statement” (as defined under Rule 405 under the Securities Act) on Form S-3ASR (File No. 333-269190), including a base prospectus, with respect to offerings of certain securities of the Company, including the Shares, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the offering of the Shares pursuant to this Agreement (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agents, for use by the Agents, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, “Registration Statement,” as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B, and any registration statement filed pursuant to Section 7(y) hereof, including any information contained or incorporated by reference therein; and the base prospectus included in the Registration Statement, including all documents incorporated therein by reference, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (such documents incorporated or deemed to be incorporated by reference are herein called the “Incorporated Documents”). For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, or if applicable, the Interactive Data Electronic Applications system when used by the Commission (collectively, “EDGAR”).

2. Placements; Principal Transactions.

(a) Each time that the Company wishes to issue and sell Shares hereunder in an Agency Transaction (each, a “Placement”), it will notify such Agent by email notice (or other method mutually agreed to in writing by the Parties) of the amount of Shares requested to be sold or the gross proceeds to be raised in a given time period, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales (a “Placement Notice”), the form of which is attached hereto as Schedule 1. A Placement Notice shall originate from any of the individual representatives of the Company set forth on Schedule 3, and shall be addressed to each of the individual representatives of the Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. Provided the Company is otherwise in compliance with the terms of this Agreement, the Placement Notice shall be effective unless and until (i) such Agent, in accordance with the notice requirements set forth in Section 4, declines to accept the terms contained therein for any reason, in its sole discretion (which shall not be deemed a breach of the Agent’s agreement herein), (ii) the entire amount of the Shares thereunder have been sold or the aggregate Shares sold under this Agreement and all Terms Agreements equals the Maximum Amount, whichever occurs first, (iii) the Company, in accordance with the notice requirements set forth in Section 4, suspends or terminates the Placement Notice or sales thereunder, (iv) the Agent, in accordance with the notice requirements set forth in Section 4, suspends sales under the Placement Notice, (v) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice or (vi) this Agreement has been terminated under the provisions of Section 12. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Shares effected through such Agent, as agent, in an Agency Transaction shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Shares unless and until the Company delivers a Placement Notice to the Agent and such Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control so long as accepted by the applicable Agent.

(b) If the Company wishes to issue and sell Shares hereunder in a Principal Transaction, it will notify the Agent by email notice (or other method mutually agreed to in writing by the Parties) of the proposed terms of the Principal Transaction. If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction. Neither the Company nor the Agent shall have any obligation to enter into a Principal Transaction. The terms set forth in a Terms Agreement shall not be binding on the Company or the Agent, unless and until the Company and such Agent have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. Any such Terms Agreement shall specify the number or amount of Shares to be sold by the Company to and purchased by the Agent pursuant thereto, the per share purchase price to be paid to the Company for such Shares (specifying and giving effect to all market price discounts applicable to such Principal Transaction), all other compensation and/or other fees or expenses payable by the Company to or for the benefit of the Agent in connection with such Principal Transaction, the Net Proceeds (as defined below) payable to the Company, the time, date and place of delivery of and payment for such Shares (to the extent the settlement terms for sales of such Shares are intended to differ from those set forth in Section 5 hereof), and the other terms upon which such sale is to occur. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Agent. Each of the Parties acknowledges and agrees that such Principal Transaction shall be based on compensation that is mutually agreeable to both the Company and the Agent. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of the Terms Agreement will control. The commitment of the Agent to purchase the Shares as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained in this Agreement and shall be subject to the terms and conditions herein set forth. Each of the Parties acknowledges and agrees that, notwithstanding anything to the contrary contained in this Agreement or any Terms Agreement, the Agent may engage in sales and other transactions in respect of a number of shares of Common Stock equal to the number of Shares deliverable to the Agent pursuant to a Terms Agreement, whether or not the Agent has taken possession of such Shares at the time of such sales or other transactions, and nothing contained in this Agreement or any Terms Agreement shall limit or be deemed to limit the Agent’s ability to engage in such sales or other transactions.

(c) Notwithstanding the foregoing, in the event the Company engages the Agent for a sale of Shares in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide the Agent, at the Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below) the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 7 hereof, each dated the Settlement Date, and such other documents and information as the Agent shall reasonably request, and the Company and the Agent will agree to compensation that is customary for the Agent with respect to such transaction.

3. Sale of Shares by the Agents. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice in an Agency Transaction, and unless the sale of the Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, each Agent, as sales agent for the Company, will use its commercially reasonable efforts, consistent with its normal trading and sales practices, for the period specified in the Placement Notice to sell such Shares up to the amount specified by the Company in, and otherwise in accordance with the terms of, such Placement Notice. If acting as sales agent in an Agency Transaction, the Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) following the Trading Day on which it has made sales of Shares hereunder, setting forth the number of Shares sold on such day, the compensation payable by the Company to such Agent with respect to such sales pursuant to Section 2(a), and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 5(a)) from the gross proceeds for the Shares that it receives from such sales. Subject to the terms of the Placement Notice, the Agent may sell Shares, as sales agent in an Agency Transaction, by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the New York Stock Exchange (the “Exchange”), on any other existing trading market for the Common Stock, in block trades or to or through a market maker or through an electronic communications network. After consultation with the Company and subject to the terms of the Placement Notice, the Agent may also sell Shares, as sales agent in an Agency Transaction, in privately negotiated transactions and such other sales as shall be agreed by the Company and such Agent in writing. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Shares in any Agency Transaction hereunder, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares in any Agency Transaction for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Section 3, and (iii) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by each of the Agent and the Company pursuant to a Terms Agreement, and then only to the extent permitted by applicable law and the rules and regulations of the Exchange. For the purposes hereof, “Trading Day” means any day on which Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

4. Suspension of Sales.

(a) The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individual representatives of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individual representatives of the other party set forth on Schedule 3), suspend this offering and any sale of Shares in an Agency Transaction for a period of time (a “Suspension Period”); provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice. Each of the Parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time. During a Suspension Period, the Company shall not issue any Placement Notices and the Agent shall not sell any Shares hereunder. The party that issued a suspension notice shall notify the other party in writing of the Trading Day on which the Suspension Period shall expire not later than twenty-four (24) hours prior to such Trading Day.

(b) Notwithstanding any other provision of this Agreement or any Terms Agreement, the Company shall not offer or sell, or request the offer or sale of, any Shares and, by notice to the Agent given by telephone (confirmed promptly by verifiable facsimile transmission or email), shall cancel any instructions for the offer or sale of any Shares, and the Agent shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or may be deemed to be, in possession of material non-public information or (ii) except as expressly provided in Section 4(c) below, at any time from and including the date on which the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a quarterly report on Form 10-Q or an annual report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(c) If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Company shall first (i) prepare and deliver to the Agent (with a copy to counsel to the Agent) a Current Report on Form 8-K that includes substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings or other projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent and its counsel, (ii) provide the Agent with the officer’s certificate called for by Section 7(m), dated the date of the Placement Notice for such Agency Transaction or the Settlement Date (as defined herein) of such Principal Transaction, as applicable, which certificate shall be deemed to remain in effect during the applicable period unless withdrawn by the Company, and the opinion of Company Counsel (or Reliance Letter, as applicable) and Comfort Letter called for by Sections 7(n) and 7(o), respectively, dated the date of the Placement Notice for such Agency Transaction or the Settlement Date of such Principal Transaction, as applicable, (iii) afford the Agent the opportunity to conduct a due diligence review in accordance with Section 7(k) hereof and (iv) file such Earnings 8-K with the Commission (so that it is deemed “filed” for purposes of Section 18 of the Exchange Act), then the provisions of clause (ii) of Section 4(b) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the Parties agree that (A) the delivery of any officers’ certificate, opinion of Company Counsel (or Reliance Letter, as applicable) and Comfort Letter pursuant to this Section 4(c) shall not relieve the Company from any of its obligations under this Agreement with respect to any quarterly report on Form 10-Q, annual report on Form 10-K, or report on Form 8-K, as the case may be, including, without limitation, the obligation to deliver the officers’ certificate, opinion of Company Counsel (or Reliance Letter, as applicable) and Comfort Letter called for by Sections 7(m), 7(n) and 7(o), respectively, which Sections shall have independent application, and (B) this Section 4(c) shall in no way affect or limit the operation of the provisions of clause (i) of Section 4(b), which shall have independent application.

(d) If either an Agent or the Company believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, such party shall promptly notify the other party thereof, and sales of the Shares under this Agreement and any Placement Notice or Terms Agreement shall be suspended until such exemptive provisions or such other applicable exemptive provisions have been satisfied in the judgment of each party.

5. Settlement.

(a) Settlement of Shares. Unless otherwise specified in the applicable Placement Notice or Terms Agreement (as applicable), settlement for sales of Shares will occur on the second (2nd) (or the first (1st) for trades occurring on and after May 28, 2024) Trading Day (or such other day as is industry practice for regular-way trading at such time) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Agent for the Shares, after deduction for (i) the Agent’s commission for such sales payable by the Company pursuant to Section 2 hereof in an Agency Transaction, or the Agent’s compensation, discounts or other fees pursuant to the terms of the applicable Terms Agreement in a Principal Transaction, as applicable, (ii) any other amounts due and payable by the Company to the Agent hereunder and under any Terms Agreement, as applicable, pursuant to Section 7(g) (Expenses) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, issue and electronically transfer the Shares being sold by crediting the Agent’s or its designee’s (provided the Agent shall have given the Company written notice of such designee prior to the Settlement Date) account at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Parties, which Shares in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent, defaults in its obligation to deliver Shares on a Settlement Date pursuant to the terms of any Agency Transaction or Terms Agreement, in addition to and in no way limiting the rights and obligations set forth in Section 10 (Indemnification and Contribution), the Company will (i) hold the Agent and its successors or assigns harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Agent any commission, discount or other compensation to which it would otherwise have been entitled absent such default.

(c) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement or any Terms Agreement if, after giving effect to the sale of such Shares, the aggregate number of Shares sold pursuant to this Agreement and all Terms Agreements would exceed the lesser of (A) the Maximum Amount and (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the number or amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to such Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing. Further, under no circumstances shall the aggregate number of Shares sold pursuant to this Agreement and all Terms Agreements exceed the Maximum Amount.

(d) Limitations on Number of Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company shall be effected only by or through one Agent on any Trading Day.

6. Representations and Warranties of the Company and the Manager.

(1) Representations and Warranties by the Company. The Company represents and warrants to, and agrees with, the Agents that as of (i) the date of this Agreement, (ii) each Representation Date (as defined in Section 7(m)) on which a certificate is required to be delivered pursuant to Section 7(m), (iii) the date on which any Placement Notice is delivered by the Company hereunder, (iv) the date on which any Terms Agreement is executed by the Company and an Agent, (v) each time of sale of Shares pursuant to this Agreement or any Terms Agreement, and (vi) any Settlement Date of an Agency Transaction (each such time of sale, an “Applicable Time”):

(a) Registration Statement and Prospectus. All of the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied. The Registration Statement meets, and the offering and sale of Shares as contemplated hereby comply with, the requirements of Rule 415(a)(5) under the Securities Act. At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, and at the date hereof, the Company was, is and will be a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act, including not having been and not being an “ineligible issuer,” as defined Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule

405 of the Securities Act, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form. The Registration Statement became effective upon filing under Rule 462(e) under the Securities Act and any post-effective amendment thereto has also been declared effective or became effective upon filing. No stop order of the Commission preventing or suspending the use of the base prospectus, the Prospectus Supplement or the Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated by the Commission. The Company has paid, or if the Prospectus Supplement has not yet been filed with the Commission will pay, the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Filing Fee” tables in accordance with Rule 456 under the Securities Act). Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Securities Act) has been filed (unless exempt from filing pursuant to Rule 163 under the Securities Act) with the Commission in accordance with the exemption provided by Rule 163 under the Securities Act and otherwise complied with the requirements of Rule 163 under the Securities Act, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163 under the Securities Act. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agent and its counsel.

(b) No Material Misstatement or Omission. At the respective times each of the Registration Statement, any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”) and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. At the respective times, each prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act. The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein.

(c) Incorporated Documents. Each Incorporated Document heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further Incorporated Documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Free Writing Prospectuses. The Company has not distributed and will not distribute any “prospectus” (within the meaning of the Securities Act) or offering material in connection with the offering or sale of the Shares other than the Prospectus and any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) reviewed and consented to by the Agents. Each issuer free writing prospectus (as defined in Rule 433 under the Securities Act) relating to the Shares, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any Incorporated Document deemed to be a part thereof that has not been superseded or modified, or included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading. The foregoing sentence does not apply to any statements in or omissions from any issuer free writing prospectus made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in such issuer free writing prospectus. The Company is not disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Shares, issuer free writing prospectuses pursuant to Rules 164 and 433 under the Securities Act. The Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Shares. Any issuer free writing prospectus that the Company is required to file pursuant to Rule 433 has been, or will be, timely filed with the Commission in accordance with the requirements of Rule 433 under the Securities Act. Each issuer free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433 under the Securities Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act.

(e) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus or pursuant to the exercise of convertible or exchangeable securities or options referred to in the Registration Statement and the Prospectus). Except as disclosed in the Registration Statement and the Prospectus, (i) no shares of capital stock of the Company are reserved for any purpose, (ii) there are no outstanding instruments convertible into or exchangeable for any shares of capital stock or any other ownership interest of the Company, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other ownership interests of the Company. Each of (A) the outstanding shares of capital stock of the Company, (B) all outstanding instruments convertible into or exchangeable for any capital stock or any other ownership interests of the Company and (C) all outstanding options, rights or warrants to purchase or subscribe for shares of capital stock or any other ownership interests of the Company has been duly authorized and validly issued, is fully paid and non-assessable, was issued in accordance with all applicable securities laws and conforms in all material respects to all statements relating thereto in the Registration Statement and the Prospectus and none of such outstanding shares of capital stock, instruments, options, rights or warrants were issued in violation of any preemptive rights, resale rights, rights of first offer or refusal or other similar rights.

(f) Organization of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, has all corporate power and authority to own, lease and operate its properties, conduct its business as described in the Registration Statement and the Prospectus and enter into and perform its obligations under this Agreement, and is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to have, singly or in the aggregate, a material adverse effect on (i) the properties, condition (financial or otherwise), cash flows, earnings, business affairs, management or business prospects of the Company and its subsidiaries, considered as one enterprise or (ii) the performance by the Company of its obligations under this Agreement or any Terms Agreement (collectively, a “Material Adverse Effect”).

(g) Subsidiaries. Each subsidiary of the Company has been duly organized or formed, as applicable, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has corporate, trust, partnership, limited liability company or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding ownership interests in each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable, were issued in accordance with all applicable securities laws and are owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding ownership interests in any subsidiary of the Company were issued in violation of any preemptive rights, resale rights, rights of first offer or refusal or other similar rights. The only subsidiaries of the Company are (A) the subsidiaries of the Company listed on Exhibit 21 to the Registration Statement and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary,” as defined in Rule 1-02 of Regulation S-X (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”).

(h) Validity of Shares. The Shares have been duly and validly authorized and, when the Shares have been issued and delivered by the Company pursuant to this Agreement against payment therefor as provided herein or in any Terms Agreement, as applicable, will be duly and validly issued, fully paid and non-assessable and will not be subject to any preemptive rights, resale rights, rights of first offer or refusal or other similar rights.

(i) Description of Shares. The Shares conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus, and the certificates for the Shares are in due and proper form and comply in all material respects with all applicable legal requirements, the requirements of the charter and bylaws of the Company and the requirements of the New York Stock Exchange. and the holders of the Shares will not be subject to personal liability solely by reason of being such holders.

(j) Authorization. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity. Prior to the sale of any Principal Transaction, the related Terms Agreement will be duly authorized, executed and delivered by the Company.

(k) Registration Rights. Except as disclosed in the Registration Statement and the Prospectus and properly waived, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or the Prospectus or otherwise by the Company under the Securities Act or to have securities included as part of the offering of the Shares.

(l) Absence of Violations, Defaults and Conflicts. Neither the Company nor any Significant Subsidiary is (i) in violation of its charter, bylaws, certificate of limited partnership, limited partnership agreement, limited liability company agreement or other organizational document, as the case may be, of such entity, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan or credit agreement, deed of trust, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of their respective properties, assets or operations is subject (collectively, the “Existing Instruments”), except for such defaults that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or (iii) in violation of any statute, law, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental agency or body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or their respective properties, assets or operations (each a “Governmental Entity”), as applicable, except, with respect to clauses (ii) and (iii) only, for such violations that would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and any Terms Agreement and consummation of the transactions contemplated hereby or thereby or by the Registration Statement and the Prospectus (including the issuance and sale of the Shares and the use of the Net Proceeds as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any of the properties, assets or operations of the Company or any of its subsidiaries pursuant to, the Existing Instruments (except for such conflicts, breaches, defaults, Debt Repayment Triggering Events, liens, charges or encumbrances that would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, bylaws, certificate of limited partnership, limited partnership agreement, limited liability company agreement or other organizational document, as applicable of the Company or any of its subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ, or decree applicable to the Company or any of its subsidiaries of any Governmental Entity, except, with respect to clause (ii) only, for any such violation that would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives the holder of any financing instrument (or any person acting on such holder’s behalf), issued by the Company, the right to require the repurchase, redemption or repayment of all or a portion of such financing by the Company or any of its subsidiaries.

(m) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the due authorization, execution, delivery and performance by the Company of its obligations hereunder, including the offering, issuance, sale or delivery of the Shares by the Company pursuant to this

Agreement or any Terms Agreement), except such as have been already obtained or made or as may be required under the Securities Act, applicable state securities or Blue Sky laws, the rules of the Exchange, or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(n) No Registration Rights; No Commissions. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company, except as described in the Registration Statement and the Prospectus, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement or any Terms Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares by the Agents under this Agreement or any Terms Agreement.

(o) Intellectual Property. Except as set forth in the Registration Statement and the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(p) Possession of Licenses and Permits. Except as disclosed in the Registration Statement and the Prospectus, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, the “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all of the Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of the Governmental Licenses or the failure of the Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any of the Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(q) Contracts and Agreements. All descriptions in the Registration Statement and the Prospectus of leases, contracts, franchises, indentures, mortgages, loan agreements, notes or other agreements or instruments to which the Company or any of its subsidiaries is a party are accurate in all material respects. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or any Incorporated Documents or to be filed as exhibits thereto which have not been so described in all material respects and filed as required.

(r) Absence of Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which (A) is required to be disclosed in the Registration Statement or the Prospectus, (B) would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect, or (C) would materially and adversely affect the properties, assets or operations of the Company and its subsidiaries, taken as a whole, or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties, assets or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

(s) Independent Accountants. PricewaterhouseCoopers LLP, who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (United States) (the “PCAOB”). Each other independent registered public accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement or the Prospectus is an independent registered public accounting firm with respect to the Company and its subsidiaries or other appropriate entity, as applicable, within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Securities Act.

(t) Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial condition of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented, except in the case of unaudited financial statements, which are subject to normal recurring adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission. The supporting schedules, if any, relating to the Company and its consolidated subsidiaries present fairly in all material respects in accordance with GAAP the information required to be stated therein. The summary selected and the selected financial and operating data included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited or unaudited, as applicable, financial statements of the Company included therein. The pro forma financial statements, if any, and the related notes thereto included in the Registration Statement and the Prospectus, if any, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as may be included in the Registration Statement and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus under the Securities Act. All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act, and Item 10 of Regulation S-K under the Securities Act, in each case to the extent applicable.

(u) No Material Adverse Change in Business. Except as disclosed in the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement or the Prospectus, (A) there has been no material adverse change in or affecting the properties of the Company and its subsidiaries taken as a whole or in the condition (financial or otherwise), cash flows, earnings, business affairs, management or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (collectively, a “Material Adverse Change”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) there has been no liability or obligation, direct or contingent (including off-balance sheet obligations), which is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or any of its subsidiaries and (D) except for regular quarterly dividends on the Common Stock or the Company’s outstanding preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on the any class of its shares of capital stock.

(v) Investment Company Act. The Company is not required, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Prospectus will not be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the “Investment Company Act”).

(w) Property. (A) The Company, any of its subsidiaries or any joint venture in which either the Company or any of its subsidiaries owns an interest (each such joint venture being referred to as a “Related Entity”), as the case may be, will have good and marketable fee title to or leasehold interest in their respective properties and assets owned or leased by them as described in the Registration Statement and the Prospectus, in each case, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims or equities of any kind other than those that (1) are described in the Registration Statement and the Prospectus or (2) do not, singly or in the aggregate, materially affect the value of such property or asset and do not materially interfere with the use made and proposed to be made of such property or asset by the Company and its subsidiaries or any Related Entity; (B) except as disclosed in the Registration Statement and the Prospectus, none of the Company or any of its subsidiaries or any Related Entity owns or leases any real property other than the properties described in the Registration Statement and the Prospectus as being so owned or leased; (C) all security interests, mortgages, pledges, liens, encumbrances, claims or equities on any of the properties or assets of the Company and any of its respective subsidiaries or any Related Entity that are required to be disclosed in the Registration Statement or the Prospectus are disclosed therein; and (D) none of the Company or any of its subsidiaries or any Related Entity or, to the knowledge of the Company, any lessee or obligor in respect of any property or asset is in default under any of the contracts governing such property or asset and none of the Company or any of its subsidiaries or any Related Entity knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such contracts, except such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect.

(x) Joint Venture Agreements. Each of the partnership agreements, limited liability company agreements or other joint venture agreements (each, a “Joint Venture Agreement”) to which the Company or any of its subsidiaries is a party has been duly authorized, executed and delivered by the Company or the relevant subsidiary, as applicable, and constitutes the legal, valid and binding agreement thereof, enforceable in accordance with its terms, except, in each case, to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights or remedies generally or by general equitable principles, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law.

(y) Environmental Laws. Except as disclosed in the Registration Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, any of its subsidiaries, any Related Entity or any of their respective properties or assets is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, its subsidiaries, any Related Entity and their respective properties and assets have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company, any of its subsidiaries, any Related Entity or any of their respective properties or assets, and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company, any of its subsidiaries or any of their respective properties or assets relating to Hazardous Materials or any Environmental Laws.

(z) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with insurers of recognized financial responsibility, in such amounts and covering such risks as are prudent in light of the costs of such insurance relative to the coverage and limits of such insurance and in light of the business in which it and its subsidiaries are engaged, and all such insurance is in full force and effect. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(aa) Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain, on a consolidated basis, a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting

(whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. The Company and its subsidiaries, considered as one enterprise, have established and currently maintain disclosure controls and procedures that comply with Rule 13a-15 under the Exchange Act, and the Company has determined that such disclosure controls and procedures are effective in compliance with Rule 13a-15 under the Exchange Act.

(bb) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(cc) Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(dd) Payment of Taxes. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries have (A) paid (or caused to be paid) all U.S. federal, state, local and foreign taxes required to be paid, other than those being contested in good faith and for which adequate reserves have been provided in accordance with GAAP, and (B) filed (or caused to be filed) all tax returns required to be filed or have timely and properly requested extensions thereof. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, result in a Material Adverse Effect. Except as otherwise described in the Registration Statement and the Prospectus, there is no tax deficiency that has been, or, to the knowledge of the Company, would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties, assets or operations that, if determined adversely to such entity, would reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(ee) Statistical and Market-Related Data. The statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(ff) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, affiliate, partner, agent, employee or other person acting on behalf of the Company or the Manager or any of their respective subsidiaries is aware of or has taken, or will take, any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt

Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or any other applicable anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company and its subsidiaries and affiliates have conducted their respective businesses in compliance with the FCPA and any other applicable anti-bribery laws and have instituted and maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith and with the representation and warranty contained herein. Neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-bribery laws.

(gg) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity of all jurisdictions where the Company and each of its subsidiaries conduct business (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws of any jurisdiction is pending or, to the knowledge of the Company, threatened.

(hh) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, affiliate, partner, agent, employee or other person acting on behalf of the Company or the Manager or any of their respective subsidiaries is an individual or entity (“Person”), or is owned or controlled by one or more Persons, (i) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, Russia, Belarus and the Crimea, so-called Donetsk People’s Republic, so-called Luhansk People’s Republic regions of Ukraine and any other covered region of Ukraine identified pursuant to Executive Order 14065). The Company will not directly or indirectly use the proceeds from the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ii) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, trustees, managers, stockholders, partners, customers or suppliers of the Company or any of the subsidiaries on the other hand, which would be required by the Securities Act to be disclosed in the Registration Statement and the Prospectus, which is not so disclosed.

(jj) REIT Status. The Company has made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”) for its initial taxable year ended December 31, 2015. Commencing with its initial taxable year ended December 31, 2015, the Company has been, and upon the sale of the Shares and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, unless in each case, the board of directors of the Company determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT. The Company’s current organization and proposed method of operation, as described in the Registration Statement and the Prospectus, will enable the Company to continue to meet the requirements for qualification and taxation as a REIT pursuant to Sections 856 through 860 of the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s current organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement and the Prospectus are accurate summaries of the legal or tax matters described therein in all material respects.

(kk) Management Agreement. The amended and restated management agreement, dated as of August 2, 2022 (the “Management Agreement”), between the Company and the Manager has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(ll) Distributions. Except as disclosed in the Registration Statement and the Prospectus, (A) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders and (B) no direct or indirect subsidiary of the Company is prohibited, directly or indirectly, from making any distributions, directly or indirectly, to the Company, from making any other distribution on any of its ownership interests, from repaying any of its loans or advances, including those made, directly or indirectly, by the Company, or from loaning or otherwise making funds available, directly or indirectly, to the Company.

(mm) ERISA. Except as would not have a Material Adverse Effect, the Company is in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (within the meaning of Section 4043(c) of ERISA, other than those events as to which notice is waived by the Company) has occurred with respect to any “pension plan” (within the meaning of Section 3(2) of ERISA) (a “Pension Plan”) for which the Company would have any liability. Neither the Company nor any of its subsidiaries maintains an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title IV of ERISA and neither the Company nor any of its subsidiaries has incurred, and could not reasonably be expected to incur, liability under Title IV of ERISA with respect to termination of, or withdrawal from, any Pension Plan. Each Pension Plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the knowledge of the Company, nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not, singly or in the aggregate, result in a Material Adverse Effect.

(nn) Absence of Employees. Neither the Company nor any of its subsidiaries has any employees, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of their borrowers, which, in either case, would, singly or in the aggregate, result in a Material Adverse Effect.

(oo) Cybersecurity. (A) To the Company’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except for any such security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its subsidiaries’ IT Systems and Data that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data to be used in connection with the Company’s method of operation set forth in the Registration Statement and the Prospectus, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any Governmental Entity, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp) Absence of Manipulation. Neither the Company, nor any of its subsidiaries, nor any of its or their respective directors, officers or, to the knowledge of the Company, controlling persons has taken, directly or indirectly, any action designed to stabilize or manipulate, or which has constituted or might reasonably be expected to cause or result in, the stabilization or manipulation of, the price of any security of the Company to facilitate the sale or resale of the Shares.

(2) Representations and Warranties by the Manager. The Manager represents and warrants to, and agrees with, the Agents that as of each Applicable Time:

(a) Certain Information. The information provided by the Manager in the Registration Statement and the Prospectus is true and correct in all material respects. As of the date of this Agreement, neither the Manager nor any affiliate of the Manager has any plan or intention to materially alter its investment allocation policy with respect to the Company as described in the Registration Statement and the Prospectus.

(b) Good Standing of the Manager. The Manager is a limited partnership duly organized and validly existing and in good standing under the laws of the State of Delaware and has all limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Management Agreement; the Manager is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to have, singly or in the aggregate, a material adverse effect on (A) the properties, condition (financial or otherwise), cash flows, earnings, business affairs, management or business prospects of the Manager, (B) the performance by the Manager of its obligations under this Agreement, the Management Agreement or (C) the ability of the Manager to obtain the services of Mack Real Estate Credit Strategies, L.P. (“MRECS”) or its personnel under the Services Agreement (as defined below) (collectively, a “Manager Material Adverse Effect”); and the Manager does not have any subsidiaries.

(c) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Manager with respect to the Manager.

(d) Authorization of Management Agreement. The Management Agreement has been duly authorized, executed and delivered by the Manager and is a valid and legally binding agreement of the Manager, enforceable against the Manager in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(e) Authorization of Services Agreement. The Services Agreement, dated August 25, 2015 (the “Services Agreement”), between the Manager and MRECS has been duly authorized, executed and delivered by, and is a valid and legally binding agreement of, the Manager, enforceable against the Manager in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(f) No Material Adverse Change. Except as described in the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement or the Prospectus, there has been no material adverse change (A) in or affecting the properties of the Manager or in the condition (financial or otherwise), cash flows, earnings, business affairs, management or business prospects of the Manager, whether or not arising in the ordinary course of business, (B) in the ability of the Manager to perform its obligations under the Management Agreement or (C) in the ability of the Manager to obtain the services of MRECS or its personnel under the Services Agreement (collectively, a “Manager Material Adverse Change”).

(g) Absence of Defaults and Conflicts. The Manager is not in violation of its limited partnership agreement or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in Existing Instruments to which it is bound or by which it may be bound, or which any of its property, assets or operations is subject, except for such defaults that would not result in a Manager Material Adverse Change; and the execution, delivery and performance of this Agreement, the Management Agreement and the Services Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement and the Prospectus and compliance by the Manager with its obligations hereunder and thereunder have been duly authorized by all necessary limited partnership action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property, assets or operations of the Manager pursuant to, its Existing Instruments (except for such conflicts, breaches, defaults, Debt Repayment Triggering Events, liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the limited partnership agreement or other organizational documents of the Manager or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (ii) only, for any such violation that would not, singly or in the aggregate, result in a Manager Material Adverse Effect.

(h) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any Governmental Entity is necessary or required for due authorization, execution, delivery or performance by the Manager of its obligations hereunder or under the Management Agreement or the Services Agreement.

(i) Possession of Licenses and Permits. The Manager possesses such Governmental Licenses issued by the appropriate Governmental Entities necessary for the Manager to perform its duties set forth in the Management Agreement and the Services Agreement, except where the failure so to possess would not, singly or in the aggregate, result in a Manager Material Adverse Effect. The Manager is in compliance with the terms and conditions of all of the Governmental Licenses, except where the failure so to comply would not reasonably be expected to, singly or in the aggregate, result in a Manager Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of the Governmental Licenses or the failure of the Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Manager Material Adverse Effect. The Manager has not received any notice of proceedings relating to the revocation or modification of any of the Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Manager Material Adverse Effect.

(j) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager which (A) would reasonably be expected to, singly or in the aggregate, result in a Manager Material Adverse Effect, or (B) would materially and adversely affect the properties, assets or operations of the Manager or the consummation of the transactions contemplated in this Agreement, the Management Agreement or the Services Agreement or the performance by the Manager of its obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Manager is a party or of which any of its properties, assets or operations is the subject, including ordinary routine litigation incidental to the business, would not reasonably be expected to, singly or in the aggregate, result in a Manager Material Adverse Effect.

(k) Employment; Noncompetition; Nondisclosure. The Manager has not been notified that any executive officers or key employees of MRECS identified in the Registration Statement or the Prospectus plans to terminate his or her employment with MRECS. To the knowledge of the Manager, neither the Manager nor any executive officer or key employee of MRECS identified in the Registration Statement or the Prospectus is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Management Agreement, the Registration Statement and the Prospectus.

(l) Internal Controls. The Manager intends to operate a system of internal controls sufficient to provide reasonable assurance that (A) transactions that may be effectuated by it on behalf of the Company pursuant to its duties set forth in the Management Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.

(m) Registration as an Investment Adviser. The Manager is duly registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the Manager is not prohibited by the Advisers Act from acting under the Management Agreement as the manager of the Company, as contemplated by the Registration Statement and the Prospectus.

(n) Foreign Corrupt Practices Act. None of the Manager, any of its subsidiaries or, to the knowledge of the Manager, any director, officer, affiliate, partner, agent, employee or other person acting on behalf of the Manager or any of its subsidiaries is aware of or has taken, or will take, any action, directly or indirectly, that would result in a violation by such persons of the FCPA or any other applicable anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Manager and its subsidiaries and affiliates have conducted their businesses in compliance with the FCPA and any other applicable anti-bribery laws and have instituted and maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith and with the representation and warranty contained herein. Neither the Manager nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti- bribery laws.

(o) Money Laundering Laws. The operations of the Manager and its subsidiaries are and have been conducted at all times in material compliance with the Money Laundering Laws. No action, suit or proceeding by or before any Governmental Entity involving the Manager or any of its subsidiaries with respect to the Money Laundering Laws of any jurisdiction is pending or, to the knowledge of the Manager, threatened.

(p) OFAC. None of the Manager, any of its subsidiaries or, to the knowledge of the Manager, any director, officer, affiliate, partner, agent, employee or other person acting on behalf of the Manager or any of its subsidiaries is a Person, or is owned or controlled by one or more Persons, (i) currently the subject or target of any Sanctions, nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, Russia, Belarus and the Crimea, so-called Donetsk People’s Republic, so-called Luhansk People’s Republic regions of Ukraine and any other covered region of Ukraine identified pursuant to Executive Order 14065). The Manager will not directly or indirectly cause the Company to use the proceeds from the sale of any Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Manager and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(q) Absence of Manipulation. The Manager has not taken and will not take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or a violation of Regulation M under the Exchange Act.

(r) Cybersecurity. (A) To the Manager’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Manager’s or its subsidiaries IT Systems and Data, except for any such security breach or incident, unauthorized access or disclosure, or other compromise of the Manager’s or its subsidiaries’ IT Systems and Data that would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect; (B) neither the Manager nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Manager and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data to be used in connection with the Manager’s method of operation set forth in the Registration Statement and the Prospectus, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect. The Manager and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any Governmental Entity, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect.

Any certificate signed by an officer of the Company or the Manager and delivered to the Agents or to counsel for the Agents pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed to be a representation and warranty by the Company or the Manager, as applicable, to the Agents as to the matters set forth therein as of the date or dates indicated therein.

7. Covenants of the Company and the Manager. The Company covenants and agrees with the Agents that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or any applicable similar rule) (the “Prospectus Delivery Period”), (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than the Incorporated Documents, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon the Agents’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agents’ reasonable judgment, may be necessary or advisable in connection with the distribution of the Shares by the Agents (provided, however, that the failure of the Agents to make such request shall not relieve the Company of any obligation or liability hereunder and under any Terms Agreement, as applicable, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Shares (except for the Incorporated Documents) unless a copy thereof has been submitted to the Agents a reasonable period of time before the filing and the Agents has not reasonably objected thereto (provided, however, that the failure of the Agents to make such objection shall not relieve the Company of any obligation or liability hereunder and under any Terms Agreement, as applicable, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement, (B) that, if the Agents objects thereto, the Agents may cease making sales of Shares pursuant to this Agreement and/or may terminate any Terms Agreement and (C) that the Company has no obligation to provide the Agents any advance copy of such filing or to provide the Agents an opportunity to object to such filing if such filing does not name the Agents or does not relate to the transactions contemplated hereunder or under any Terms Agreement); (iv) the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; (v) the Company will cause each amendment or supplement to the Prospectus, other than the Incorporated Documents, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b) Notice of Commission Stop Orders. During the Prospectus Delivery Period, the Company will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice objecting to, or other order preventing or suspending the use of, the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Until such time as any stop order is lifted, the Agents may cease making offers and sales under this Agreement or any Terms Agreement.

(c) Continued Compliance with Securities Laws. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agents to suspend the offering of Shares during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements. If at any time following issuance of an issuer free writing prospectus there occurred or occurs an event or development as a result of which such issuer free writing prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Agents to suspend the offering of Shares during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such issuer free writing prospectus to eliminate or correct such conflict, untrue statement or omission.

(d) Listing of Shares. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Shares to be listed on the Exchange. The Company will timely file with the Exchange all material documents and notices required by the Exchange of companies that have or will issue securities that are traded on the Exchange.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and their counsels (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period, including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein, in each case, as soon as reasonably practicable via e-mail in “.pdf” format to an e-mail account designated by the Agents and, at the Agents’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agents to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(g) Expenses. The Company, whether or not the transactions contemplated hereunder or under any Terms Agreement are consummated or this Agreement or any Terms Agreement is terminated in accordance with the provisions of Section 12 hereunder, will pay all expenses incident to the performance of its obligations hereunder and under each Terms Agreement, including, but not limited to, expenses relating to: (i) the preparation, printing, filing and electronic delivery to the Agents of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, and of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares; (ii) the preparation, issuance and delivery of the Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents; (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company in connection with the transactions contemplated by this Agreement and any Terms Agreement; (iv) the payment or reimbursement for reasonable out-of-pocket expenses incurred by the Agents, including the reasonable fees and disbursements of counsel to the Agents, in connection with the transactions contemplated by this Agreement, in excess of $60,000 for the establishment of this program and in excess of $15,000 for each quarterly or other bringdown (but only for those quarterly periods or other bringdowns which are immediately followed by a quarterly period in which the Company does not deliver any Placement Notice or enter into any Terms Agreement); (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 7(x), including filing fees, if any, but excluding fees and disbursements of the Agents’ counsel in connection therewith; (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Exchange; (vii) the fees and expenses of the transfer agent or registrar for the Common Stock; and (viii) filing fees and expenses, if any, of the Commission and FINRA.

(h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) Other Sales. During the pendency of any Placement Notice given hereunder, and during the Prospectus Delivery Period, the Company shall provide the Agents notice at least two business days before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, or warrants or any rights to purchase or acquire Common Stock; provided, however, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase Common Stock, restricted stock units or stock awards, or Common Stock issuable upon the exercise of options or the exercise or vesting of other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement of the Company described in the Prospectus, (ii) issuance or sale of Common Stock upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agents, (iii) issuance or sale of Common Stock pursuant to any dividend reinvestment plan or direct stock purchase plan of the Company described in the Registration Statement and the Prospectus, or (iv) issuance or sale of Common Stock, or securities convertible into or exchangeable for Common Stock, in an amount that is immaterial relative to the Company’s market capitalization, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors and conducted in a manner so as not to be integrated with the offering of Shares hereby.

(j) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice, enter into a Terms Agreement or sell Shares, advise the Agents promptly after it shall have received notice or obtained knowledge of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agents pursuant to this Agreement.

(k) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents or its agents in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, providing information and making available documents and senior corporate officers, and the relevant independent public accountants, as the Agents may reasonably request.

(l) Required Filings Relating to Placement of Shares. The Company agrees that the Company shall disclose the number of Shares sold by or through the Agents under this Agreement during such fiscal quarterly period and the Net Proceeds received by the Company and the aggregate compensation paid by the Company to the Agents with respect to such sales in its annual report on Form 10-K or its quarterly report on Form 10-Q, as applicable, in respect of such quarterly period and shall file such report with the Commission within the applicable time period prescribed for such report under the Exchange Act.

(m) Representation Dates; Certificate. On or prior to the date the first Placement Notice is given pursuant to this Agreement, each time Shares are delivered to any of the Agents as principal on a Settlement Date with respect to a Principal Transaction pursuant to a Terms Agreement and each time the Company (i) files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares (other than a supplement or amendment that relates to an offering of securities other than the Shares) by means of a post-effective amendment, sticker, or supplement, but not by means of incorporation of document(s) by reference in the Registration Statement or the Prospectus relating to the Shares; (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K); (iii) files a quarterly report on Form 10-Q under the Exchange Act; (iv) files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange

Act; or (v) the Agent reasonably requests (each date of filing of one or more of the documents referred to in clauses (i) through (v) shall be a “Representation Date”); the Company and the Manager shall each furnish the Agents within three (3) Trading Days after each Representation Date or such other date as shall be agreed upon so long as no Placement Notice is delivered until all deliverables are given (but in the case of clause (iv) above only if the Agents reasonably determine that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit 7(m). The requirement to provide a certificate under this Section 7(m) shall be automatically waived for any Representation Date occurring at a time at which no Placement Notice or Terms Agreement is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date), Shares are delivered to any of the Agent as principal on a Settlement Date with respect to a Principal Transaction and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or any Agent sells any Shares in an Agency Transaction, or on the applicable Settlement Date with respect to a Principal Transaction, the Company shall provide the Agents with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice for such Agency Transaction or the Settlement Date of such Principal Transaction, as applicable.

(n) Legal Opinions. On or prior to the earlier of (i) the date the first Placement Notice is given pursuant to this Agreement and (ii) Shares are delivered to any Agent as principal on a Settlement Date with respect to the first Principal Transaction pursuant to the first Terms Agreement and this Agreement, the Company shall cause to be furnished to the Agent the written opinions (including tax opinions) and negative assurance of Latham & Watkins LLP, as issuer’s counsel to the Company and the Manager, or other counsel reasonably satisfactory to the Agents (“Company Counsel”), and the written opinions of Venable LLP, as Maryland counsel for the Company, in each case substantially in the forms previously agreed between the Parties. Thereafter, each time Shares are delivered to any of the Agents as principal on a Settlement Date with respect to a Principal Transaction and within three (3) Trading Days after each Representation Date with respect to which each of the Company and the Manager is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable pursuant to Section 7(m), and not more than once per calendar quarter, the Company shall cause to be furnished to the Agents the written opinions (including tax opinions) and negative assurance of Company Counsel substantially in the form previously agreed between the Parties, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that if Company Counsel has previously furnished to the Agents such written opinions and negative assurance substantially in the form previously agreed between the Parties, Company Counsel may, in respect of any future Representation Date, furnish the Agents with a letter (a “Reliance Letter”) in lieu of such opinions and negative assurance to the effect that the Agents may rely on the prior opinions and negative assurance of Company

Counsel delivered pursuant to this Section 7(n) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such Reliance Letter). In addition, at each such time set forth above, the Agents shall have received the written opinions and negative assurance of Skadden, Arps, Slate, Meagher & Flom LLP, dated such date, with respect to such matters as the Agents may reasonably request.

(o) Comfort Letter. On or prior to the date the first Placement Notice is given pursuant to this Agreement, each time Shares are delivered to any of the Agents as principal on a Settlement Date with respect to a Principal Transaction and within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(m) for which no waiver is applicable pursuant to Section 7(m), the Company shall cause its independent accountants to furnish the Agents a letter, dated as of such date (the “Comfort Letter”), in form and substance satisfactory to the Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules and regulations of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. Furthermore, if the Registration Statement or the Prospectus includes or incorporates by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), the Company shall, if requested by an Agent, cause a firm of independent public accountants to furnish to the Agent a “comfort letter” dated as of the applicable Representation Date and delivered within one Trading Day after the applicable Representation Date or, in the case of a Representation Date resulting from a Settlement Date with respect to a Principal Transaction, delivered on such Settlement Date, addressing such matters as the Agent may reasonably request.

(p) Market Activities. The Company shall not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting the purchases of the Shares, other than the Agents; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of any Shares pursuant to this Agreement.

(q) Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(r) REIT Treatment. The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent tax years that include any portion of the term of this Agreement, unless the Company’s board of directors determines that it is no longer in the best interests of the Company to qualify as a REIT.

(s) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and any Terms Agreement and the Prospectus. Without limiting the generality of the foregoing, during the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act).

(t) Sarbanes-Oxley Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Sarbanes-Oxley Act and the rules and regulations of the Commission and the Exchange promulgated thereunder.

(u) No Offer To Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and each of the Agents in its capacity as agent hereunder or as principal hereunder and under any Terms Agreement, neither an Agent nor the Company (including its agents and representatives other than such Agent in its capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by such Agent as agent hereunder or as principal hereunder and under any Terms Agreement.

(v) Investment Company Act. The Company shall conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(w) Transfer Agent. The Company shall maintain, at its sole expense, a registrar and transfer agent for the Common Stock.

(x) Blue Sky and Other Qualifications. If required by applicable law, the Company will use its commercially reasonable efforts, in cooperation with the Agents, to qualify the Shares for offering and sale, or to obtain an exemption for the Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agents may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Shares (but in no event for less than one year from the date of this Agreement).

(y) Renewal of Registration Statement. If, immediately prior to the third (3rd) anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), any of the Shares remain unsold and this Agreement has not been terminated for any reason, the Company will, prior to the Renewal Date, file a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agents and its counsel, and, if such registration statement is not an automatic shelf registration statement, will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date. The Company will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. From and after the effective date thereof, references herein to the “Registration Statement” shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

(z) Reserved.

The Manager covenants with each Agent and with the Company that, during the Prospectus Delivery Period, it shall notify the Agents and the Company of the occurrence of any Manager Material Adverse Change, and the Manager will forthwith supply such information to the Company as shall be necessary in the opinion of counsel to the Company and the Agents for the Company to prepare any amendment or supplement to the Registration Statement and the Prospectus so that, as so amended or supplemented, the same will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances existing at the time it is delivered to a purchaser) not misleading.

8. Reserved.

9. Conditions to each Agents’ Obligations. The obligations of each of the Agents hereunder with respect to a Placement in any Agency Transaction, and the obligations of the Agent with respect to a Principal Transaction pursuant to any Terms Agreement and this Agreement, will in each case be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder and under any Terms Agreement, as applicable, to the completion by the Agent of a due diligence review satisfactory to the Agent in its reasonable judgment, and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for the offer and sale of all Shares that have been issued or are contemplated to be issued pursuant to all Placement Notices that have been delivered to the Agent by the Company and all Terms Agreements that have been executed by the Parties.

(b) Prospectus Supplement. The Company shall have filed with the Commission the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day (as defined below) following the date of this Agreement.

(c) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or other order preventing or suspending the use of the Prospectus or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or under Section 8A of the Securities Act in connection with the offering of the Shares; or (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No Misstatement or Material Omission. The Agents shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in each of the Agents’ reasonable opinion is material, or omits to state a fact that in each of the Agents’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Change.

(f) Legal Opinion. The Agents shall have received the opinions (including tax opinions) and negative assurances required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such opinions are required pursuant to Section 7(n).

(g) Comfort Letter. The Agents shall have received the Comfort Letter required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(h) Representation Certificate. The Agents shall have received the certificates required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificates are required pursuant to Section 7(m).

(i) No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange and the Common Stock shall not have been delisted from the Exchange.

(j) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to the Agents such appropriate further information, certificates and documents as the Agents may have reasonably requested, including a certificate signed by the Company’s Chief Financial Officer, in the form previously agreed between the Parties, certifying as to certain financial, numerical and statistical data not covered by the “comfort letter” referred to in Section 7(o) hereof. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company shall have furnished the Agents with such conformed copies of such opinions, certificates, letters and other documents as the Agents shall have reasonably requested.

(k) Securities Act Filings Made. All filings with the Commission required by Rule 424(b) and Rule 433 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder or the Settlement Date with respect to any Principal Transaction under any Terms Agreement, as applicable shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act) and Rule 433 under the Securities Act.

(l) Approval for Listing. The Shares shall have been approved for listing on the Exchange, subject only to notice of issuance.

(m) No Termination Event. There shall not have occurred any event that would permit any of the Agents to terminate this Agreement pursuant to Section 12(a).

(n) FINRA. The Agents shall have received a letter from the Corporate Financing Department of FINRA confirming that such department has determined to raise no objection with respect to the fairness or reasonableness of the terms and arrangements related to the sale of the Shares pursuant to this Agreement and any Terms Agreement, as applicable.

10. Indemnification and Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Agents, their directors, officers, members, partners, employees and agents and each person who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, if any, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or the Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any road show as defined in Rule 433(h) under the Securities Act, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with information relating to the Agents that has been furnished in writing to the Company by the Agents expressly for inclusion in any document described in clause (i) of this Section 10(a). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Indemnification by the Agents. Each of the Agents agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all losses, liabilities, claims, damages and expenses described in the indemnity contained in Section 10(a), as and when incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to the Agents that has been furnished to the Company by the Agents expressly for inclusion in any document as described in clause (i) of Section 10(a).

(c) Procedure. Any indemnified party that proposes to assert the right to be indemnified under this Section 10 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 10, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 10 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 10 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in the foregoing paragraphs of this Section 10 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agents, the Company and the Agents will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company and the Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and each of the Agents on the other. The relative benefits received by the Company on the one hand and each of the Agents on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Shares (net of commissions to the each of the Agents but before deducting expenses) received by the Company bear to the total compensation received by each of the Agents from the sale of Shares on behalf of the Company. If the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and each of the Agents, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 10(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 10(d) shall be deemed to include, for the purpose of this Section 10(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 10(c) hereof. Notwithstanding the foregoing provisions of this Section 10(d), each Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any affiliates, officers and directors, members, partners, employees or agents of the Agents, will have the same rights to contribution as the Agents, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 10(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 10(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 10(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 10(c) hereof.

11. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 10 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of any of the Agents, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.

12. Termination.

(a) Each of the Agents shall have the right, by giving notice as hereinafter specified in Section 13, at any time to terminate this Agreement and/or any Terms Agreement (including at any time at or prior to the Settlement Date with respect to the Shares to be sold under such Terms Agreement), but solely with respect to such Agent, if: (i) any Material Adverse Effect, or any development that has actually occurred and that would reasonably be expected to result in a Material Adverse Effect, has occurred that, in the reasonable judgment of such Agent, may materially impair the ability of such Agent to sell the Shares hereunder or as contemplated in any Terms Agreement or the

Prospectus; (ii) there has occurred any (A) material adverse change in the financial markets in the United States or the international financial markets, (B) outbreak of hostilities or escalation thereof or other calamity or crisis or (C) change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which, in the reasonable judgment of such Agent, may materially impair the ability of such Agent to sell the Shares hereunder or as contemplated in any Terms Agreement or the Prospectus; (iii) trading of any securities of the Company have been suspended on any exchange or in any over-the-counter market; (v) a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing; or (vi) a banking moratorium has been declared by either U.S. Federal or New York authorities. The Company may not terminate any Terms Agreement without the prior written consent of such Agent. Any such termination pursuant to this Section 12(a) shall be without liability of any party to any other party, except that the provisions of Section 7(g) (Expenses), Section 10 (Indemnification and Contribution), Section 11 (Representations and Agreements to Survive Delivery), Section 12(f), Section 17 (Governing Law and Time; Waiver of Jury Trial) and Section 18 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

(b) The Company shall have the right, by giving prior written notice as hereinafter specified in Section 13, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party, except that the provisions of Section 7(g), Section 10, Section 11, Section 12(f), Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(c) Each Agent shall have the right to terminate this Agreement, by giving prior written notice as hereinafter specified in Section 13, effective as of the close of business on the date of such termination, in its sole discretion at any time after the date of this Agreement, but solely with respect to such Agent. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 10, Section 11, Section 12(f), Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares to or through any of the Agent on the terms and subject to the conditions set forth herein and any Terms Agreement with an aggregate sale price equal to the amount set forth in Section 1 of this Agreement; provided that the provisions of Section 7(g), Section 10, Section 11, Section 12(f), Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), (c), or (d) above or otherwise by mutual agreement of the Parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 10, Section 11, Section 12(f), Section 17 and Section 18 shall remain in full force and effect.

(f) Any termination of this Agreement or any Terms Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination, other than a termination of any Terms Agreement pursuant to Section 12(a) above, shall occur prior to the Settlement Date for any sale of Shares, such termination shall not become effective until the close of business on such Settlement Date and such Shares shall settle in accordance with the provisions of this Agreement (it being hereby acknowledged and agreed that a termination of any Terms Agreement pursuant to Section 12(a) above shall become effective in accordance with the first sentence of this Section 12(f) and shall relieve the Parties of their respective obligations under such Terms Agreement, including, without limitation, with respect to the settlement of the Shares subject to such Terms Agreement).

13. Notices.

All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement or any Terms Agreement shall be in writing, unless otherwise specified, and if sent to the Agents, shall be delivered to if to BTIG, LLC:

BTIG, LLC

65 East 55th Street

New York, NY 10022

Attention: Equity Capital Markets

Email: BTIGUSATMTrading@btig.com

with copies (which shall not constitute notice) to:

BTIG, LLC

600 Montgomery Street, 6th Floor

San Francisco, CA 94111

Attention: General Counsel and Chief Compliance Officer

Email: BTIGcompliance@btig.com

IBLegal@btig.com

if to J.P. Morgan Securities LLC:

J.P. MORGAN SECURITIES LLC

383 Madison Avenue, 7th Floor

New York, NY 10179

Attention: Sanjeet Dewal

Facsimile: (212) 622-8783

Email: sanjeet.s.dewal@jpmorgan.com

if to Wells Fargo Securities, LLC:

WELLS FARGO SECURITIES, LLC

500 West 33rd Street, 14th Floor

New York, NY 10001

Attention: Jaime Cohen

Steven Ruegg

Philip Rech

Email: Jaime.cohen@wellsfargo.com

Steven.ruegg@wellsfargo.com

Philip.rech@wellsfargo.com

if to any of the Agents, with copies (which shall not constitute notice) to:

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

One Manhattan West

New York, New York 10001-8602

Attention: David Goldschmidt

Email: david.goldschmidt@skadden.com

and if to the Company, shall be delivered to:

CLAROS MORTGAGE TRUST, INC.

60 Columbus Circle, 20th FL

New York, NY 10023

Attention: J.D. Siegel

Email: jdsiegel@mackregroup.com

with a copy (which shall not constitute notice) to:

LATHAM & WATKINS LLP

355 South Grand Avenue, STE 100

Los Angeles, CA 90071

Attention: Brent Epstein

Email: brent.epstein@lw.com

Each party may change such address for notices by sending to the other party to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by email on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

14. Successors and Assigns. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Company and the Agents and their respective successors and permitted assigns and, as to Sections 5(b) and 10, the other indemnified parties specified therein. References to any of the Parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement or any Terms Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities under or by reason of this Agreement or any Terms Agreement, except as expressly provided in this Agreement or any Terms Agreement. Neither party may assign its rights or obligations under this Agreement or any Terms Agreement without the prior written consent of the other party; provided, however, that the Agents may assign its rights and obligations hereunder or under any Terms Agreement to an affiliate of the Agents without obtaining the Company’s consent.

15. Adjustments for Stock Splits. The Parties acknowledge and agree that all share-related numbers contained in this Agreement and any Terms Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Common Stock.

16. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices and Terms Agreements issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the Parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof or any Terms Agreement may be amended except pursuant to a written instrument executed by the Company and the Agents. In the event that any one or more of the terms or provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such term or provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the Parties as reflected in this Agreement.

17. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT AND ANY TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY AND THE AGENTS EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TERMS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

18. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR ANY TERMS AGREEMENT OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND ANY TERMS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

19. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Agent that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Agent that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20. Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

21. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) Each Agent is acting solely as agent in connection with the sale of the Shares in an Agency Transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement or any Terms Agreement, irrespective of whether the Agent has advised or is advising the Company on other matters, and the Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement or any Terms Agreement, except the obligations expressly set forth in this Agreement and any Terms Agreement;

(b) the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement or any Terms Agreement, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) the Company is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and the Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) the Company waives, to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agent shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.

22. Effect of Headings; Knowledge of the Company. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. All references in this Agreement and any Terms Agreement to the “knowledge of the Company” or the “Company’s knowledge” or similar qualifiers shall mean the actual knowledge of the directors and officers of the Company, after due inquiry.

23. Counterparts; Electronic Signatures. This Agreement and any Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement or Terms Agreement, as applicable. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any Terms Agreement, other certificate, agreement or document related to this Agreement or any Terms Agreement or the Shares shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agents.

Very truly yours,

CLAROS MORTGAGE TRUST, INC.

By:	/s/ J. Michael McGillis
Name: Title:	J. Michael McGillis President and Chief Financial Officer

CLAROS REIT MANAGEMENT LP

By:	/s/ J. Michael McGillis
Name: J. Michael McGillis Title: Authorized Signatory

ACCEPTED as of the date first-above written:

BTIG, LLC

By:	/s/ Tosh Chandra
Name: Title:	Tosh Chandra Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Sanjeet Dewal
Name: Title:	Sanjeet Dewal Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Jaime Cohen
Name: Title:	Jaime Cohen Managing Director

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]
Subject:	Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement between Claros Mortgage Trust, Inc. (the “Company”), Claros REIT Management LP (the “Manager”), BTIG, LLC (“BTIG”), J.P. Morgan Securities LLC (“JPM”) and Wells Fargo Securities LLC (“Wells Fargo”), dated May [__], 2024 (the “Agreement”), I hereby request on behalf of the Company that [BTIG][JPM][Wells Fargo] sell up to [[___] shares] [$[___] worth of shares] of the Company’s common stock, par value $0.[__] per share, subject to the Maximum Amount (the “Shares”), at market prices not lower than $[____] per share, during the time period beginning [month, day, time] and ending [month, day, time].

[The company may include such other sales parameters as it deems appropriate, subject to the terms and conditions of the Agreement.]

Terms used herein and not defined herein have the meanings ascribed to them in the Agreement.

SCHEDULE 1

SCHEDULE 2

COMPENSATION

Each of the Agents shall be paid compensation up to two percent (2%) of the gross proceeds from the sales of Shares pursuant to the terms of this Agreement. The foregoing rate of compensation shall not apply when the Agent acts as principal pursuant to a Terms Agreement, in which case the Company may sell Shares to the Agent as principal at a price set forth in such Terms Agreement.

SCHEDULE 2

SCHEDULE 3

REPRESENTATIVES

SCHEDULE 3

EXHIBIT 7(M)

EXHIBIT 7(M)